Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jupai Holdings Limited of our report dated April 29, 2019, relating to the consolidated statements of comprehensive loss, changes in shareholders’ deficit, and cash flows of Jupai Holdings Limited, its subsidiaries and its variable interest entities for the year ended December 31, 2018, appearing in the Annual Report of Jupai Holdings Limited on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 16, 2021